Exhibit 16.1
August 22, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Gentlemen:
We have read Item 4.01(a) of Form 8-K, dated August 21, 2008 of Premier Exhibitions, Inc. (Commission file Number – 000-24452) and are in agreement with the statements contained therein.
We have no basis to agree or disagree with the statement of the Registrant contained in Item 4.01(b).
Very Truly Yours,
/s/ Kempisty & Company Certified Public Accountants, P.C.
Kempisty & Company Certified Public Accountants, P.C.